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                                                                    Exhibit 23.1


Board of Directors
First Western Corp.

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                   /s/ Clifton Gunderson L.L.C.

                                   CLIFTON GUNDERSON L.L.C.

Denver, Colorado
November 11, 1998